Exhibit 99.1

First Business to Acquire the Parent Company of Alterra Bank, Expanding its
Entrepreneurial Business Banking Model into the Attractive Kansas City Market

MADISON, Wisconsin and LEAWOOD, Kansas, May 23, 2014 (GLOBE NEWSWIRE) — First Business Financial Services, Inc. (NASDAQ:FBIZ) and Aslin Group, Inc. announced the signing of a definitive agreement for First Business to acquire Aslin Group, including Alterra Bank, Aslin Group's wholly owned subsidiary. The cash-and-stock transaction is valued at an estimated $30.1 million.

Together, First Business and Alterra have approximately $1.5 billion in assets. Alterra’s competitive position, talented team, focus on commercial clients and complementary limited branch business model will expand the Wisconsin-based First Business' growth into the attractive Kansas City metropolitan market, where First Business already operates its national equipment finance business.

“We are thrilled to welcome the Alterra team, whose expertise in niche lending and underwriting, coupled with a limited branch funding model are a perfect match for First Business,” said Corey Chambas, President and Chief Executive Officer of First Business. “Alterra’s deep local experience, entrepreneurial approach and impressive track record of growth, including being the number one SBA lender in Kansas City for the past two years, reflect a franchise that complements and provides synergy to First Business in almost every way. We are excited to build on our profitable growth with this strategically and financially compelling acquisition, adding value for our shareholders and clients alike.”

Alterra had $223 million in assets, including $182 million in loans, as well as $192 million in deposits, as of March 31, 2014. Like First Business, Alterra operates an entrepreneurial business banking franchise, providing commercial loans and lines of credit, commercial real estate loans and treasury management services to small- to middle-market businesses as well as offering private banking/private wealth management services to individuals. In addition, Alterra is the number one most active U.S. Small Business Administration lender in the Kansas City SBA district, providing First Business with immediate access to talent and platforms in a new area of lending that is highly complementary to its current focus. At the same time, Alterra Bank will be able to offer its commercial clients First Business’ specialized product and service offerings, including equipment finance, trust and investment services, factoring and asset based lending.

“We are very excited to join First Business, whose outstanding capital strength, credit quality and proven track record of growth will provide Alterra with even greater resources and products to extend to businesses and individuals in Kansas City,” said Pam Berneking, President and CEO of Alterra Bank. “Alterra and First Business share a unique entrepreneurial approach to business banking. Combined, our seasoned teams will be in an even stronger position to serve our local communities.”

Upon transaction closing, it is anticipated that Alterra’s brand, Overland Park and Leawood offices and Kansas state banking charter will be maintained, with Ms. Berneking joining First Business as President and CEO of Alterra Bank. The parties expect the Alterra Bank subsidiary’s board, with a majority of local Kansas directors, to remain substantially intact.

“Alterra, like First Business, is built around talented local bankers and other professionals who have extensive experience at larger institutions. It was important for us to join forces with a team with upside capacity in terms of banking sophistication,” Mr. Chambas added. “It is an exciting opportunity to find such a team in Kansas City, which mirrors our home Wisconsin market in many ways economically and demographically.”

Under the terms of the Agreement, each outstanding share of common stock of Aslin Group, Inc. will be converted into the right to receive $14,435.59, which will be payable in $6,496.02 in cash and $7,939.57 in First Business common stock. The number of First Business common shares to be issued will be calculated based on First Business’s 10 day volume weighted average stock price as of the market close of the third business day prior to the effective date of the transaction. However, the volume weighted average share price cannot exceed approximately $51 per share or fall below approximately $34 per share for purposes of the calculation.

“We are pleased with what the Aslin Group has achieved for its owners since purchasing the bank in 2010, rebranding it and empowering an exceptional team of bankers to build a business-focused bank utilizing the most advanced technology available," explained Mick Aslin, the Chairman of Alterra Bank and Chairman and CEO of Aslin Group. “We see Alterra’s clients benefiting from the resources and capabilities that First Business brings to the table, while maintaining local Alterra Bank leadership and decision-making authority right here in Kansas City. With the structure of this transaction, we now look forward to participating in the future of First Business through our continuing ownership.”

The boards of directors of both First Business and Alterra parent company Aslin Group unanimously approved the transaction. Transaction closing is anticipated by late 2014, subject to approvals from regulators, Aslin Group stockholders and other customary conditions.

Transaction Summary
Following are selected terms and metrics associated with the transaction:

•	Cash consideration anticipated to be financed by First Business subordinated debt offering

•	Total transaction value of approximately $30.1 million

•	Price to fully diluted tangible book value of 157%

•	Price to last twelve months earnings of 18.5x

•	Total anticipated pre-tax transaction expenses of approximately $3.0 million

•	Expected internal rate of return of nearly 19%

•	Estimated tangible book value dilution of approximately 5%, with an estimated earn-back period of less than 4.5 years

•
Anticipated to be approximately 5% accretive to First Business earnings in the first full 12 months following transaction closing, excluding one-time merger related expenses, with long-term earnings accretion in the high single digits

In addition to the information contained within this announcement, an investor presentation has been posted on First Business' website at www.firstbusiness.com/investor-relations/ containing additional information regarding this transaction.

First Business was advised by the investment banking firm of Keefe, Bruyette & Woods, Inc. as well as the law firm of Godfrey & Kahn, S.C. Alterra was advised by the investment banking firm of Macquarie Capital and the law firm of Stinson Leonard Street LLP.

Investor Conference Call
Executives from First Business will host a conference call with investors and the financial community at 11 a.m. Eastern Time today to discuss this transaction. Those wishing to participate in the call may dial toll-free 1-888-455-2263 (1-719-785-1753 if outside United States and Canada) using the conference ID code 9531529. Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=99514. An archived webcast of the conference call will be available on this site for one full year. An investor presentation on this transaction is also available at First Business’ website www.firstbusiness.com.

About First Business Financial Services, Inc.
First Business Financial Services (Nasdaq:FBIZ) is a $1.3 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives and high net worth individuals through its operating companies. It is the second largest Wisconsin-based commercial bank holding company listed on NASDAQ or the New York Stock Exchange. Its companies include: First Business Bank–Madison; First Business

Bank–Milwaukee; First Business Bank–Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

About Alterra Bank
Leawood, Kansas-based Alterra Bank, a wholly owned subsidiary of Aslin Group, has offered commercial banking services in the Kansas City market since 2010, when a group of private investors led by Aslin Opportunity Fund BK, LP recapitalized the bank. Since its first full year of operation in 2011, Alterra has grown its assets at a compound annual rate of over 24% by providing credit to finance the growth of Kansas City-based businesses and organizations. The $223 million bank ranked as Kansas City’s number one Small Business Administration lender in 2012 and 2013.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes "forward-looking" statements related to First Business that can generally be identified as describing First Business' future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated, including, but not limited to: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Aslin Group stockholders, on the expected terms and schedule; delay in closing the merger; the possibility that the terms of the proposed merger may need to be modified to satisfy such approvals or conditions; difficulties and delays in integrating the respective businesses of First Business and Aslin Group or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of First Business products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to retain key lending team members; competitive conditions; economic conditions; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and those factors referenced in Item 1A. Risk Factors in First Business’ 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Additional Information
Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger and issuance of First Business common stock in connection with the proposed merger will be submitted to Aslin Group stockholders for their consideration and approval. First Business will file with the SEC a registration statement on Form S-4 that will include a proxy statement to be used by Aslin Group to solicit the required approval of their stockholders in connection with the proposed merger and will constitute a prospectus of First Business. First Business may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF ASLIN GROUP, INC. ARE URGED TO READ THE PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement and prospectus and other documents containing important information about First Business and Aslin Group, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by First Business will be available free of charge on First Business’ website at www.firstbusiness.com/investor-relations/.
Aslin Group and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Aslin Group in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Investor Contact:	First Business Financial Services, Inc.
James F. Ropella, Senior Vice President and Chief Financial Officer
608-232-5970
jropella@firstbusiness.com

Media Contact:	First Business Financial Services, Inc.
Julie Senulis
Casteel Schoenborn
716-650-5134
senulis@csirfirm.com

Alterra Bank
Jeff Chambers, Chief Strategy Officer
913-777-4411
jchambers@alterrabank.com